UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

ROCKWELL MEDICAL, INC.
(Name of Registrant as Specified in Its Charter)

RICHMOND BROTHERS, INC.

RBI PRIVATE INVESTMENT I, LLC

RBI PRIVATE INVESTMENT II, LLC

RBI PI MANAGER, LLC

RICHMOND BROTHERS 401(K) PROFIT SHARING PLAN

DAVID S. RICHMOND

MATTHEW J. CURFMAN

NORMAN J. RAVICH IRREVOCABLE TRUST

NORMAN AND SALLY RAVICH FAMILY TRUST

ALEXANDER COLEMAN RAVICH 1991 IRREVOCABLE TRUST

ALYSSA DANIELLE RAVICH 1991 IRREVOCABLE TRUST

MARK H. RAVICH

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐          Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Richmond Brothers, Inc. and Mark H. Ravich, together with the other participants named herein (collectively, “Richmond Brothers”), have filed a definitive proxy statement and accompanying BLUE proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of Richmond Brothers’ highly-qualified director nominee to the Board of Directors of Rockwell Medical, Inc., a Michigan corporation (the “Company”), at the Company’s upcoming 2017 annual meeting of shareholders, or any other meeting of shareholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof.

Item 1: On May 12, 2017, Richmond Brothers issued the following press release, which was also posted by Richmond Brothers to www.richmondbrothers.com/time-for-action-at-rmti, which can be reached from www.richmondbrothers.com:

Richmond Brothers and Mark H. Ravich Urge Rockwell Medical Shareholders to Support Much-Needed Change

Truly Independent Agent of Change Desperately Needed in Rockwell Boardroom – Not Another Board Member Seemingly Hand-Picked by CEO – to Halt Long-Standing Underperformance and Governance Failures

Call on Shareholders to Express Frustration with Multi-Year Delays in Launch of Triferic and Calcitriol and Lawsuit with Baxter Over Rockwell’s Core Dialysate Business

Urge Shareholders to Show the Company that $8 Million in CEO Pay for No Performance Will not Be Tolerated

Mark H. Ravich Possesses the Board Experience, Shareholder Mentality, Strong Will and Independent Voice that is Sorely Needed in the Rockwell Boardroom

Do not be Misled by Rockwell, Vote the BLUE Proxy Card Today for Highly Qualified Nominee Mark H. Ravich

JACKSON, MI and ST. LOUIS PARK, MN (May 12, 2017) – Richmond Brothers, Inc., a Michigan-based SEC registered investment advisor and wealth management firm that is the largest beneficial owner of Rockwell Medical, Inc. (NASDAQ: RMTI) (“Rockwell” or the “Company”), and Mark H. Ravich, who together with their affiliates beneficially own over 6.1 million shares, or 11.8% of the Company’s outstanding common stock, today sent a letter to Rockwell shareholders urging them to vote for Mark H. Ravich for election to the Board at the upcoming annual meeting of shareholders. The full text of the letter follows:

May 12, 2017

Dear Fellow Shareholders,

As you know, we are currently fighting to put a stop to the chronic underperformance, poor communication, and egregious corporate governance that have characterized Rockwell Medical, Inc. (“Rockwell” or the “Company”) for years. We believe that Mark H. Ravich, our highly-qualified nominee, is well-equipped to deliver the change that Rockwell sorely needs.

Mark has the experience and ability that will make him an effective director at Rockwell – including experience as a CEO of a NASDAQ-traded company, experience serving on the Boards of several companies, and nearly three decades of successful investing in medical device companies. We urge you to vote for Mark to install a true representative of ALL shareholders in the Boardroom so that your best interests are protected.

As you consider your vote at the upcoming 2017 Annual Meeting of Shareholders, we ask you to keep in mind the following points. We believe that these points lead to only one conclusion – shareholders should vote on the BLUE proxy card for the election of Mark H. Ravich to the Board.

Rockwell Has Stagnated

×      Rockwell’s recent Q1 earnings report was once again devoid of substantive updates and showed poor results, with a loss of $4.7 million, or $0.09 per share.

×      Reacting to Rockwell’s earnings report, Morgan Stanley analyst Andrew S. Berens noted that “We continue to see the lack of complete transparency and failure to execute on key value drivers as a significant concern keeping us [underweight] RMTI shares.”

×      Rockwell’s promising iron replacement and Vitamin D drugs are still not close to being monetized – with no meaningful sales – after years of delays.

Shareholders Have Suffered

×      Rockwell’s share price is down 52.5% over the past three years and the Company has underperformed the NASDAQ Biotechnology Index (NBI) by a staggering 315% over the past 10 years.[1]

×      Rockwell’s failed execution and inability to successfully communicate with investors has kept its stock price low.

Management is Opaque and Tone-Deaf

×      While Rockwell’s management has repeatedly expressed optimism, all we’ve seen is failure and constantly-shifting timelines for important initiatives.

×      It’s great that Rob Chioini thinks that “Calcitriol manufacture is progressing nicely,” but we certainly don’t think over three years of delays warrant that sort of chipper optimism.

[1] Calculated as of February 20, 2017, the day prior to Richmond Brothers’ public involvement at Rockwell.

Ravich Has what it Takes and Will Bring the Outsider Perspective that Is Sorely Needed

✓  Mark has decades of real Board experience.

✓  Mark was CEO of a NASDAQ-listed company for seven years.

✓  Mark serves on the Governance (Chairman) and Audit Committees of the Orchids Paper Products Company (NYSEMKT:TIS) Board.

✓  Mark is also a Director Dilon Technologies Inc. and MR Instruments, Inc. two medical device companies.

✓  Mark was not hand-picked by Rob and therefore will not be bullied by management.

Ravich will Push for True Oversight of Management

✓  Mark will ask the right questions and hold management accountable.

✓  Mark will push for key governance improvements, including:

•         Split the Chairman and CEO roles; conduct frequent reviews of CEO.

•         Create meaningful goals for a performance-based compensation plan.

•         End entrenchment by eliminating three-year staggered board terms.

✓  Mark will push management to develop a detailed multiyear business plan and clearly communicate it to shareholders.

Ravich Is Personally Invested in Rockwell and Is Aligned with Shareholders

✓  Mark has a personal stake in Rockwell that was not given to him.

✓  No incumbent independent director has purchased a single Rockwell share.

✓  Mark has consistently pushed for management to be more transparent with shareholders.

Rockwell’s Executives – Especially Robert Chioini – Have Gained While Shareholders Have Lost

×      If this proxy contest boils down to one thing, it’s this: non-performance should not be rewarded.

×      Chairman and CEO Robert Chioini’s pay of $8MM+ and $7MM+ equaled 5.49 and 4.61 times the median of Rockwell’s peers in 2014 and 2015, respectively.[2]

×      Rob got a more than $800k bonus in 2016 (95% out of 100% of pay potential) for accomplishing basically nothing.

Tell Rockwell You Are Outraged at the Continued Lack of Regard for Shareholders’ Concerns

×      It’s time that shareholders make their voices heard and put an end to this gravy train.

×      Recall that the Company had the gall to propose an extremely generous 2017 equity compensation plan that would have significantly diluted shareholders – and only pared it back after we called them out publicly.

×      Electing Mark H. Ravich to the Rockwell Board will ensure that you have a voice pushing the Board to rein in excessive executive compensation.

Show Rockwell that You Will not Accept Meaningless Performance Standards

×      Rockwell’s performance tests for 2017 equity grants all but ensure that awards vest over time.

×      These tests require the meeting of only one of the following during any time frame:

•         Reported net sales in any four consecutive quarters of $100 million or greater.

•         Market capitalization greater than $600 million for 10 consecutive days.

•         One year following the date CMS assigns transitional add on reimbursement pricing for Triferic.

[2] According to ISS reports from Rockwell’s past two annual meetings.

SHAREHOLDERS HAVE WAITED MORE THAN THREE YEARS FOR THE LAUNCH OF CALCITRIOL AND MORE THAN TWO YEARS FOR THE LAUNCH OF TRIFERIC, PLUS ROCKWELL IS INVOLVED IN A LAWSUIT WITH BAXTER OVER ITS CORE DIALYSATE BUSINESS.

TELL ROCKWELL THAT ENOUGH IS ENOUGH

VOTE THE BLUE PROXY CARD TO ELECT MARK H. RAVICH TODAY

If you have any questions, or require assistance with your vote, please contact Saratoga Proxy Consulting LLC, toll- free at (888) 368-0379, call direct at (212) 257-1311 or email: info@saratogaproxy.com

For more information – including a presentation we recently issued detailing the case for change at Rockwell – and to see other communications and filings from Richmond Brothers and Mark H. Ravich, visit this link: http://www.richmondbrothers.com/time-for-action-at-rmti.

About Richmond Brothers, Inc.

Richmond Brothers, Inc. is an SEC registered investment advisor and wealth management firm founded in 1994.

About Mark H. Ravich

Mark H. Ravich is a private investor and currently serves as President of Tri-Star Management, Inc., a commercial real estate management and syndication company that he co-founded in 1998.

Shareholder Contact

Saratoga Proxy Consulting LLC

John Ferguson / Joe Mills, 212-257-1311

info@saratogaproxy.com

Media Contact

Sloane & Company

Joe Germani / Jaimee Pavia, 212-486-9500

jgermani@sloanepr.com / jpavia@sloanepr.com

Item 2: On May 12, 2017, Richmond Brothers, Inc. sent an alert to its clients reminding them to vote at the Company’s upcoming annual meeting, which was also posted to www.richmondbrothers.com/time-for-action-at-rmti, which can be reached from www.richmondbrothers.com: